Exhibit 3.23(b)

AMENDMENT

TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

WESTLAKE POLYMERS LLC

THIS AMENDMENT (this “Amendment”) to the Limited Liability Company Agreement of Westlake Polymers LLC (the “Company”) dated as of December 31, 2007 (the “LLC Agreement”) is entered into as of July 27, 2010 by Westlake Chemical Investments, Inc., as the sole manager of the Company (the “Manager”). Capitalized terms used herein and not otherwise herein defined are used as defined in the LLC Agreement.

WHEREAS, the Manager desires to amend the LLC Agreement in accordance with the further terms of this Amendment to change the registered agent of the Company; and

WHEREAS, Section 19 of the LLC Agreement provides in relevant part that the LLC Agreement may be amended only upon the written consent of all Managers.

NOW, THEREFORE, intending to be legally bound, the undersigned does hereby certify as follows:

1. Registered Agent. Section 4(b) of the LLC Agreement is hereby amended and restated in its entirety to read as follows:

“(b) The registered office of the Company in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The registered agent of the Company for service of process at such address is The Corporation Trust Company. The Managers may change such registered office and/or registered agent from time to time.”

2. Other Terms and Conditions. Except as modified pursuant to this Amendment, the LLC Agreement is hereby ratified and confirmed in all respects.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment as of the date first set forth above.

WESTLAKE CHEMICAL INVESTMENTS, INC.

By:	/s/ Stephen Wallace
Name:	Stephen Wallace

2